EX-99.2.K.E
EXECUTION VERSION
Item 2(k)(e) — Fund Indemnity Agreement

FUND INDEMNITY AGREEMENT
Among
JERRY MOYES, JERRY AND VICKIE MOYES, JOINTLY, THE JERRY AND VICKIE
MOYES FAMILY TRUST DATED 12/11/87, THE TODD MOYES TRUST DATED
4/27/07, THE HOLLIE MOYES TRUST DATED 4/27/07, THE CHRIS MOYES TRUST
DATED 4/27/07, THE LYNDEE MOYES NESTER TRUST DATED 4/27/07, THE MARTI
LYN MOYES TRUST DATED 4/27/07 AND THE MICHAEL J. MOYES TRUST DATED
4/27/07, as Sellers

JERRY AND VICKIE MOYES, JOINTLY, TODD MOYES, HOLLIE MOYES, CHRIS
MOYES, LYNDEE MOYES NESTER, MARTI LYN MOYES AND MICHAEL J.
MOYES, as Grantors of certain of the Sellers
U.S. BANK NATIONAL ASSOCIATION,
as Service Provider
and
2010 SWIFT MANDATORY COMMON EXCHANGE SECURITY TRUST
Dated as of December 21, 2010

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FUND INDEMNITY AGREEMENT
FUND INDEMNITY AGREEMENT (this “Agreement”), dated as of December 21, 2010, among Jerry Moyes, Jerry and Vickie Moyes, jointly, the Jerry and Vickie Moyes Family Trust Dated 12/11/87, the Todd Moyes Trust Dated 4/27/07, the Hollie Moyes Trust Dated 4/27/07, the Chris Moyes Trust Dated 4/27/07, the Lyndee Moyes Nester Trust Dated 4/27/07, the Marti Lyn Moyes Trust Dated 4/27/07 and the Michael J. Moyes Trust Dated 4/27/07 (each, a “Seller” and, collectively, the “Sellers”), Jerry and Vickie Moyes, jointly, Todd Moyes, Hollie Moyes, Chris Moyes, Lyndee Moyes Nester, Marti Lyn Moyes and Michael J. Moyes (each, a “Grantor”), U.S. Bank National Association, a national banking association (the “Service Provider”), for itself in its capacities as Administrator, Custodian, Collateral Agent and Paying Agent for the 2010 Swift Mandatory Common Exchange Security Trust, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of December 15, 2010 (the “Trust Agreement”; such trust and the trustees thereof acting in their capacity as such being referred to in this Agreement as the “Trust”), and the Trust.
WITNESSETH:
WHEREAS, the Trust is a trust organized under the laws of the State of New York under and by virtue of the Trust Agreement; and
WHEREAS, the Sellers desire to make provision for the payment of certain indemnification expenses of the Trust;
NOW, THEREFORE, the parties to this Agreement, intending to be bound, agree as follows:
ARTICLE I
DEFINITIONS; INTERPRETATION
Section 1.1 Defined Terms.
(a) Capitalized terms used and not otherwise defined in this Agreement have the respective meanings specified in the Trust Agreement.
(b) As used in this Agreement, the following terms have the following meanings:
“Agreement” has the meaning specified in the preamble to this Agreement.
“Claimant” has the meaning specified in Section 2.1(b).
“Grantor” has the meaning specified in the preamble to this Agreement.
“Indemnification Expenses” has the meaning specified in Section 2.1(a).

“Seller” and “Sellers” have the meaning specified in the preamble to this Agreement.
“Service Provider” has the meaning specified in the preamble to this Agreement.
“Trust” has the meaning specified in the preamble to this Agreement.
“Trust Agreement” has the meaning specified in the preamble to this Agreement.
Section 1.2 Interpretation.
(a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.
(b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.
(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.
(d) Any reference to any statute, regulation or agreement is a reference to such statute, regulation or agreement as supplemented or amended from time to time.
ARTICLE II
PAYMENTS BY SELLERS
Section 2.1 Agreement to Pay Indemnification Expenses.
(a) Each Seller, jointly and severally, agrees to pay to and indemnify the Trust, and hold the Trust harmless from, any expenses of the Trust arising under Section 2.2(j) or 3.4 of the Administration Agreement, Section 8.1(a)(v) and 8.9 of the Collateral Agreements, Section 3.5 or 3.6 of the Custodian Agreement, Section 5.6 of the Paying Agent Agreement, Section 8(c) of the Purchase Agreement and the last sentence of Section 7.6 and the second sentence of Section 8.15 of the Trust Agreement (collectively, “Indemnification Expenses”). Subject to Sections 2.1(b) and (c), each Seller, jointly and severally, shall pay any Indemnification Expense in Federal (immediately available) funds no later than five Business Days after the receipt by the Sellers, pursuant to Section 2.1(b), of written notice of any claim for Indemnification Expenses.
(b) The Trustees shall give notice to, or cause notice to be given to, the Sellers in writing of any claim for Indemnification Expenses or any threatened claim for Indemnification Expenses immediately upon their acquiring knowledge of such claim. Such written notice shall be accompanied by any demand, bill, invoice or other communication received from any third party claimant (a “Claimant”) in respect of such Indemnification Expense.

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(c) The Trust agrees that the Sellers may, and the Sellers are authorized on behalf of the Trust to, contest in good faith with any Claimant any amount contained in any claim for Indemnification Expense, provided that if, within such time period as the Trust shall determine to be reasonable, the Sellers and such Claimant are unable to resolve amicably any disagreement regarding such claim for Indemnification Expense, the Sellers shall retain counsel reasonably satisfactory to the Trust to represent the Trust in any resulting proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. It is understood that the Sellers shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel). The Sellers shall not be liable for any settlement of any proceeding effected without their written consent, but if settled with such consent or if there be a final judgment for the Claimant, each Seller, jointly and severally, agrees to indemnify the Trustees and the Trust from and against any loss or liability by reason of such settlement or judgment.
Section 2.2 Condition to Payments. The Sellers’ obligations under Section 2.1 shall be subject to the condition that the Securities that are deliverable under the Securities Purchase Agreement at the First Time of Delivery shall have been issued and paid for at the First Time of Delivery.
ARTICLE III
CERTAIN AGREEMENTS OF THE SERVICE PROVIDER
Section 3.1 Statements and Reports.
(a) The Service Provider shall:
(i) collect and safekeep all demands, bills, invoices or other written communications received from third parties in connection with any claim for Indemnification Expenses; and
(ii) prepare and maintain adequate books and records showing all receipts and disbursements of funds in connection therewith.
(b) Each Seller shall have the right to inspect and to copy, at its expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.
Section 3.2 Amendments to Other Agreements. The Service Provider agrees that it will not consent to any amendment of the Administration Agreement, the Custodian Agreement, the Paying Agent Agreement or the Collateral Agreement without the prior written consent of the Sellers.

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ARTICLE IV
MISCELLANEOUS
Section 4.1 Term of Agreement. This Agreement shall continue in effect until the completion of liquidation of the Trust in accordance with Section 8.3(c) of the Trust Agreement.
Section 4.2 No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability under this Agreement. The Trust Agreement was executed or made by or on behalf of the Trust by the Trustees as trustees and not individually and the obligations of this Agreement are not binding upon any of them or the holders of the Securities individually but are binding only upon the assets and property of the Trust.
Section 4.3 Notices.
(a) All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing and shall be given at the addresses set forth in the following sentence or at such other addresses as may be designated by notice duly given in accordance with this Section 4.3 to each other party to this Agreement. Until such notice is given, (i) notices to the Sellers shall be directed to each of them at P.O. Box 1397, Tolleson, AZ 85353, Attention: Elly Penrod, with a copy to Earl Scudder, Scudder Law Firm, P.C., L.L.O., 411 South 13th St., 2nd Floor, Lincoln, Nebraska 68508, with a copy to Heather A. Carmody, Barnes & Thornburg LLP, One North Wacker Drive, Suite 4400, Chicago, IL 60606-2809; (ii) notices to the Service Provider shall be directed to it at U.S. Bank National Association, Corporate Trust Services, Attention: 2010 Swift Mandatory Common Exchange Security Trust, 101 N. 1st Avenue, Suite 1600, Phoenix, Arizona 85003, Telephone No.: (602) 257-5430, Facsimile No.: (602) 257-5433; and (iii) notices to the Trust or the Trustees shall be directed to the Trustees at 850 Library Avenue, Suite 204, Newark, Delaware 19711, Facsimile No.: (302) 738-7210, Attention: D. Puglisi, with a copy to Scott R. Saks, Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, Facsimile No.: (212) 230-7760, with a copy to the Administrator at U.S. Bank National Association, Corporate Trust Services, Attention: 2010 Swift Mandatory Common Exchange Security Trust, 101 N. 1st Avenue, Suite 1600, Phoenix, Arizona 85003, Telephone No.: (602) 257-5430, Facsimile No.: (602) 257-5433.
(b) Each notice given pursuant to Section 4.3(a) shall be effective (i) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid; (ii) if given by telex or telecopier, when such telex or telecopied notice is transmitted (with electronic confirmation of transmission or verbal confirmation of receipt); or (iii) if given by any other means, when delivered at the address specified in this Section 4.3.
Section 4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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Section 4.5 Severability. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.
Section 4.6 Entire Agreement. Except as expressly set forth in this Agreement, this Agreement, the Trust Agreement, the Administration Agreement, the Collateral Agreements, the Custodian Agreement, the Paying Agent Agreement and the Expense Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.
Section 4.7 Amendments; Waivers. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retrospectively or prospectively) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 4.8 Non-Assignability. This Agreement and the rights and obligations of the parties under this Agreement may not be assigned or delegated by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.
Section 4.9 No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than the parties hereto and their respective successors and assigns and no person shall assert any rights as third party beneficiary under this Agreement. Whenever any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, including without limitation, the estate of each Seller that is an individual, and the executor, administrator or personal representative of such Seller, as well as such Seller’s heirs, assigns, beneficiaries, transferees and distributees, or any receiver or trustee in bankruptcy or representative of such Seller’s creditors, and shall be enforceable by and inure to the benefit of the Service Provider and its successors and assigns. In addition, within three months of the appointment of a personal representative of the estate of any deceased Seller that is an individual, such personal representative shall enter into an agreement assuming all of the obligations of this Agreement and agreeing not to challenge this Agreement.
Section 4.10 Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures on each such counterpart were upon the same instrument.
Section 4.11 Grantors. Each Grantor hereby agrees to perform all the agreements and other obligations of each Seller under this Agreement as if he or she was a “Seller” hereunder, and every reference to “Seller” shall be deemed to include each Grantor.

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IN WITNESS WHEREOF, the parties hereto have caused this Fund Indemnity Agreement to be duly executed and delivered as of the first date set forth above.

THE SERVICE PROVIDER: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Mary J. Ambriz-Reyes
	Name:	Mary J. Ambriz-Reyes
	Title:	Vice President

[Signature Page to the Fund Indemnity Agreement]

THE TRUST: 2010 SWIFT MANDATORY COMMON EXCHANGE SECURITY TRUST
By:	/s/ Donald J. Puglisi
Donald J. Puglisi, as Trustee

By:	/s/ William R. Latham
William R. Latham, as Trustee

By:	/s/ James B. O’Neill
James B. O’Neill, as Trustee

[Signature Page to the Fund Indemnity Agreement]

SELLERS: Jerry C. Moyes
/s/ Jerry C. Moyes

[Signature Page to the Fund Indemnity Agreement]

Jerry C. Moyes and Vickie Moyes
/s/ Jerry C. Moyes
Jerry C. Moyes

/s/ Vickie Moyes
Vickie Moyes

[Signature Page to the Fund Indemnity Agreement]

JERRY AND VICKIE MOYES FAMILY TRUST u/a/d December 11, 1987
By:	/s/ Jerry C. Moyes
Jerry C. Moyes, Co-Trustee

By:	/s/ Vickie Moyes
Vickie Moyes, Co-Trustee

Jerry C. Moyes
/s/ Jerry C. Moyes

Vickie Moyes
/s/ Vickie Moyes

[Signature Page to the Fund Indemnity Agreement]

TODD MOYES TRUST dated April 27, 2007
By:	/s/ Michael J. Moyes
Michael J. Moyes, Trustee

Todd Moyes
/s/ Todd Moyes

[Signature Page to the Fund Indemnity Agreement]

HOLLIE MOYES TRUST dated April 27, 2007
By:	/s/ Michael J. Moyes
Michael J. Moyes, Trustee

Hollie Moyes
/s/ Hollie Moyes

[Signature Page to the Fund Indemnity Agreement]

CHRIS MOYES TRUST dated April 27, 2007
By:	/s/ Michael J. Moyes
Michael J. Moyes, Trustee

Chris Moyes
/s/ Chris Moyes

[Signature Page to the Fund Indemnity Agreement]

LYNDEE MOYES NESTER TRUST dated April 27, 2007
By:	/s/ Michael J. Moyes
Michael J. Moyes, Trustee

Lyndee Moyes Nester
/s/ Lyndee Moyes Nester

[Signature Page to the Fund Indemnity Agreement]

MARTI LYN MOYES TRUST dated April 27, 2007
By:	/s/ Michael J. Moyes
Michael J. Moyes, Trustee

Marti Lyn Moyes
/s/ Marti Lyn Moyes

[Signature Page to the Fund Indemnity Agreement]

MICHAEL J. MOYES TRUST dated April 27, 2007
By:	/s/ Lyndee Moyes Nester
Lyndee Moyes Nester, Trustee

Michael J. Moyes
/s/ Lyndee Moyes Nester

[Signature Page to the Fund Indemnity Agreement]